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                                                                    EXHIBIT 32.1

    CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED
                                  STATES CODE)

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of the registrant certifies, to the best of his or her knowledge, that the registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report, fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: November 9, 2004                  /s/ Kenneth I. Moch
                                         --------------------------------------
                                         Kenneth I. Moch
                                         President and Chief Executive Officer
                                         (principal executive officer)

Dated: November 9, 2004                  /s/ Elizabeth A. O'Dell
                                         --------------------------------------
                                         Elizabeth A. O'Dell
                                         Vice President, Finance
                                         Secretary and Treasurer
                                         (principal financial officer)

      A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the Securities and Exchange Commission or its staff upon request.